SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 23, 2006


                               SERVICE 1ST BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                000-50323               32-0061893
----------------------------      -------------       ----------------------
(State or other jurisdiction      (File Number)         (I.R.S. Employer
      of incorporation)                               identification number)


                  49 West 10th Street, Tracy, California 95376
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (209) 956-7800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under
             ----------------------------------------------------------------
             An Off-Balance Sheet Arrangement of a Registrant.
             ------------------------------------------------

             On August 17, 2006, Service 1st Bancorp (the "Company") completed a private placement to an institutional investor of approximately $5 million of trust preferred securities, through a newly formed Delaware trust affiliate, Service 1st Capital Trust I (the "Trust"). The trust preferred securities mature on October 7, 2036, are redeemable at the Company's option beginning after five years, and require quarterly distributions by the Trust to the holder of the trust preferred securities at a variable interest rate which will adjust quarterly to equal the three month LIBOR plus 1.60%.

             The proceeds from the sale of the trust preferred securities were used by the Trust to purchase from the Company approximately $5,155,000 in aggregate principal amount of the Company's junior subordinated notes (the "Notes"). The Notes will bear interest at the same variable interest rate during the same quarterly periods as the trust preferred securities. The net proceeds to the Company from the sale of the Notes to the Trust will be used by the Company primarily to fund the growth of its' bank subsidiary, Service 1st Bank, and for general corporate purposes.

             The Notes were issued pursuant to a Junior Subordinated Indenture (the "Indenture"), dated August 17, 2006, by and between the Company and Wells Fargo National Bank, National Association, as trustee. Like the trust preferred securities, the interest rate on the Notes will adjust quarterly to equal the three month LIBOR plus 1.60% . The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holder of the trust preferred securities. However, so long as no event of default, as described below, has occurred under the Notes, the Company may defer interest payments on the Notes (in which case the Trust will be entitled to defer distributions otherwise due on the trust preferred securities) for up to 20 consecutive quarters.

             The Notes are subordinated to the prior payment of any other indebtedness of the Company that by its terms is not similarly subordinated and will be recorded as a long-term liability on the Company's balance sheet. For regulatory purposes, the Notes will be treated as Tier 1 or Tier 2 capital under applicable regulations of the Federal Reserve Board, the Company's primary federal regulatory agency.

             The Notes mature on October 7, 2036, but may be redeemed at the Company's option on any January 7, April 7, July 7, or October 7 on or after October 7, 2011 or at any time within 90 days following the occurrence of certain events, such as: (i) a change in the regulatory capital treatment of the Notes (ii) in the event the Trust is deemed an investment company or (iii) upon the occurrence

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

             of certain adverse tax events. In each such case, the Company may redeem the Notes for their aggregate principal amount, plus any accrued but unpaid interest.

             The Notes may be declared immediately due and payable at the election of the trustee or holders of 25% of the aggregate principal amount of outstanding Notes in the event that the Company defaults in the payment of any interest following the nonpayment of any such interest for 20 or more consecutive quarterly periods. Also, the entire principal amount of the Notes and any premium and interest accrued becomes a immediately due and payable without further action if (1) a court enters a decree or order for relief in respect of the Company in any involuntary case under any bankruptcy or similar law; (2) the Company commences a voluntary case under any bankruptcy or similar law, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator or trustee of the Company or of any substantial of its property; (3) the Company makes any general assignment for the benefit of creditors or fails generally to pay its debits as they become due; or (4) the Trust liquidates or winds up, other that as contemplated in the Indenture. Further, if the Company is no longer subject o the supervision and regulation of the Federal Reserve, the trustee or the holders of 15% of the aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable if (x) the Company defaults in the payment of any interest in such default continues unremedied for a period of thirty (30) days, except in the case of an election by the Company to defer payments of interest for up to 20 consecutive quarters (which deferral will not constitute a default and will not subject the Notes to acceleration); (y) the Company defaults in the payment of the principal amount of the Notes when due; or (Z) the Company defaults in the performance of or breaches certain covenants in the Indenture, which default or breach which is not cured within 30 days after there has been given notice of such default or breach.

             The Company also has entered into a Guarantee Agreement pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the trust preferred securities, and the payment of principal of the trust preferred securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or principal of the trust preferred securities after having received interest payments or principal payments on the Notes from the Company for the purpose of paying those distributions or the principal amount of the trust preferred securities.

             The foregoing summary results are qualified by reference to the press release attached as Exhibit 99.1.

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

Item 9.01.   Financial Statements and Exhibits
             ---------------------------------

              a.  Financial Statements
                  --------------------

                  None.

              b.  Pro Forma Financial Information
                  -------------------------------

                  None.

              c.  Exhibits
                  --------

                  (99.1)   Press Release dated August 23, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


August 23, 2006

Service 1st Bancorp


By: /s/ ROBERT E. BLOCH
    ---------------------------
    Executive Vice President
    and Chief Financial Officer



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

                                  EXHIBIT INDEX

                                                                    Sequential
Exhibit Number                    Description                       Page Number
--------------                    -----------                       -----------

     99.1              Press Release dated August 23, 2006             6-7





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